Exhibit (a)(1)(E)

                           Form of Letter to Clients

                            JERRY'S FAMOUS DELI, INC.

                           Offer to Purchase for Cash
                                      up to
                                 600,000 Shares
                             at $ 5.30 Net Per Share

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CALIFORNIA TIME, ON FRIDAY, JUNE 29, 2001, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                 April 27, 2001

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase dated April 27, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Jerry's Famous Deli, Inc. (the "Company"), a California corporation, to purchase up to 600,000 of the outstanding shares ("Shares") of common stock, no par value per share, of the Company at a price of $5.30 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's Share Certificates (as defined in the Offer to Purchase) are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in "The Tender Offer - Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary. We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.

             THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR
          INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY
                              US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The offer price is $5.30 per Share, net to the seller in cash, without interest.

2. The offer and withdrawal rights will expire at 5:00 p.m., California time, on Friday, June 29, 2001 (the "Expiration Date"), unless the offer is extended by the Company, in which event the term "Expiration Date" shall mean the latest time at which the offer, as so extended by the Company, will expire.

3. The Offer is conditioned upon, among other things, (1) no person, government or government authority threatening or instituting an action or proceeding which challenges or seeks to make illegal, delay, restrain or prohibit the Company from making the offer for or purchasing the Shares or seeks to obtain damages as a result thereof and
     (2) no change or prospective change shall have occurred or been threatened in the properties, assets, conditions, operations or other elements of the business of the Company which, in the sole judgment of the Company, is or may be materially adverse to the value of the Company or the value of the Shares to the Company. See "The Tender Offer - Certain Conditions to the Offer" of the Offer to Purchase.

4. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

         In all cases, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by U.S. Stock Transfer Corporation (the "Depositary") of (a) certificates for (or a timely Book- Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares,
(b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in "The Tender Offer - Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and
(c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         The Company is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort the Company cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Jerry's Famous Deli, Inc. (the "Company"), dated April 27, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating the offer by the Company to purchase up to 600,000 of the outstanding shares of common stock, no par value per share (the "Shares"), of the Company.

         This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.


--------------------------------------------------------------------------------
                         NUMBER OF SHARES TO BE TENDERED


                          _____________________ Shares*


*Unless otherwise indicated it will be assumed that all your Shares are to be tendered
--------------------------------------------------------------------------------

                   ___________________________________________

                   ___________________________________________
                                  Signature(s)

                   ___________________________________________

                   ___________________________________________


                   ___________________________________________
                     (Please print name(s) and address here)


                   ___________________________________________
                          Area Code and Telephone Number

                                       3